Exhibit T3A.3

PAGE

State of Delaware

Office of the Secretary of State

I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT TO LIMITED PARTNERSHIP OF “CBL & ASSOCIATES LIMITED PARTNERSHIP” FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1993, AT 4:30 O’CLOCK P.M.

* * * * * * * * * * *

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

WHEREAS, on October 29, 1993, CBL & Associates, Inc., a Tennessee corporation (“CBL”), was admitted as a co-general partner of CBL & Associates Limited Partnership (the “Partnership”), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”);

WHEREAS, pursuant to the Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of November 3, 1993, CBL’s co-general partner interest in the Partnership was converted to a limited partner interest and all the partners agreed to continue the business of the Partnership;

NOW THEREFORE, the Partnership, for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act, hereby certifies that Paragraph 3 of the Certificate of Limited Partnership is amended to read in its entirety as follows:

3.         The name and mailing address of the sole general partner is as follows:

NAME	MAILING ADDRESS

CBL & Associates	One Park Place
Properties, Inc.	6148 Lee Highway
Chattanooga, Tennessee 37421-2931

91540036

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by the sole general partner thereunto duly authorized as of the 8th day of December        , 1993.

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL & Associates Properties, Inc., as General Partner

By :
	Name:	Charles B. Lebovitz
	Title:	Chairman of the Board, President and Chief Executive Officer

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CBL & ASSOCIATES LIMITED PARTNERSHIP”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MAY, A.D. 1997, AT 9 O’CLOCK A.M.

STATE OFDELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09: 00 AM 05/21/1997
971164723 - 2344154

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

Pursuant to the provisions of section 17-202 of the Delaware Revised Uniform Limited Partnership Act, the undersigned hereby submits the following Certificate of Amendment to Certificate of Limited Partnership;

1.	The name of the Partnership is: CBL & ASSOCIATES LIMITED PARTNERSHIP.

2.	The Partnership desires to amend its Certificate of Limited Partnership to:

(a)	reflect the transfer and assignment of the general partner interests owned by CBL & Associates Properties, Inc. to CBL Holdings I, Inc., a Delaware limited partnership, pursuant to the terms of that certain Assignment of Partnership Interest dated March 31, 1997, between CBL & Associates Properties, Inc. and CBL Holdings I, Inc., pursuant to which CBL & Association Properties, Inc., has transferred, assigned and divested itself of all right, title and interest to the general partner interest, the provisions of the Assignment of Partnership Interest being incorporated by reference herein.

Paragraph 3 of the Certificate of Limited Partnership, as amended, is hereby amended to read in its entirety as follows:

3.     The name and business address of the sole general partner of the Partnership is as follows:

General Partner	Business Address
CBL Holdings I, Inc	Suite 300, One Park Place 6148 Lee Highway Chattanooga, TN 37421

IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, hereby executes this Certificate of Amendment to Certificate of Limited Partnership effective this 31st day of March, 1997.

GENERAL PARTNER:

CBL HOLDINGS I, INC., a Delaware corporation

By:
Jeffery V. Curry Assistant Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 11:40 AM 02/17/2004 FILED 10:16 AM 02/17/2004 SRV 040107293 - 2344154 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CBL & ASSOCIATES LIMITED PARTNERSHIP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is CBL & ASSOCIATES LIMITED PARTNERSHIP

SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on January 26, 2004

/s/ Augustus N. Stephas
Augustus N. Stephas, Senior Vice President of
CBL Holdings I, Inc., general partner

DE LP D, COA CERTIFICATE OF AMENDMENT TO CHANGE AGENT 09/00 (# 670)